EXHIBIT 11

                                Cerner Corporation
                     Computation of Earnings per Common Share

                                        Year Ended December 31,
                           ------------------------------------------------

                                   1994          1993           1992
                              ------------   ------------   ------------

Net Earnings:                 $ 19,501,000   $ 14,558,000   $  9,932,000
                              ------------   ------------   ------------
                              ------------   ------------   ------------


Weighted average number
of common and common
stock equivalent shares:

Weighted average number
of outstanding common
shares:                         13,825,552     13,143,351     12,723,144

Dilutive effect (excess
of number of shares issuable
over number of shares
assumed to be repurchased
with the proceeds of
exercised options and
converted warrants based
on the average market
price during the period)         1,055,552      1,435,827      1,617,264
                              ------------   ------------   ------------
                                14,881,104     14,579,178     14,340,408

Earnings per common and
common stock equivalent
shares:                       $       1.31   $       1.00   $       0.69
                              ------------   ------------   ------------
                              ------------   ------------   ------------


Weighted average number
of common and common
stock equivalent shares
assuming full dilution:


Additional dilutive effect
(reduction in number of
shares assumed to be
repurchased with the
proceeds of exercised stock
options and converted
warrants based on the end
of the period market price
of the stock, if higher than
the average price)                  22,648         63,721        166,550
                              ------------   ------------   ------------

                                14,903,752     14,642,899     14,506,958
                              ------------   ------------   ------------
                              ------------   ------------   ------------


Earnings per common and
common stock equivalent
shares assuming full
dilution:                     $       1.31   $       0.99   $       0.68
                              ------------   ------------   ------------
                              ------------   ------------   ------------


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